Exhibit 99.1

FOR IMMEDIATE RELEASE MARCH 29, 2004

Contact:    Lawrence Pemble
            Robert C. Goodwin, Jr.
            Chindex International, Inc.
            301-215-7777


                         CHINDEX INTERNATIONAL ANNOUNCES
                 $13.5 MILLION PRIVATE PLACEMENT OF COMMON STOCK


Bethesda, Maryland - March 29, 2004 - Chindex International, Inc. (NASDAQ:CHDX), the leading independent American provider of Western healthcare products distribution and healthcare services in the People's Republic of China, today announced that it has entered into definitive agreements with institutional accredited investors with respect to the sale of 1.5 million shares of its common stock, together with warrants to purchase an additional 300,000 shares of its common stock, for an aggregate purchase price of $13.5 million. The warrants have an exercise price of $12.00 per share and a five-year term from the date of issuance. The financing will be used to further Chindex's ongoing growth plans in all its operating divisions. These include the building of its third United Family hospital venture, introduction of new Chindex-owned, branded personal care products to the retail pharmacy channels and continued expansion of medical device distribution to mid-level market segments of the Chinese hospital industry. Oppenheimer & Co. Inc. acted as the placement agent for the transaction.

Roberta Lipson, President and CEO commented from Beijing: "This financing will allow us to accelerate investment in our business platforms in order to continue growth across all divisions. Each of the sectors of Chinese healthcare and health related industries in which we are active presents a significant market opportunity for Chindex."

The financing has been approved by Chindex's board of directors and by a majority vote of its stockholders. The securities issuable in the financing are being issued to institutional accredited investors in a private placement exempt from the registration requirements of the Securities Act of 1933 and may not be resold unless there is either an effective registration statement under, or a valid exemption from the registration requirements of, such Act.

Under NASD Marketplace Rule 4350(i)(1)(D)(ii), stockholder approval is required for issuances of securities in an amount equal to or greater than 20% of Chindex's outstanding common stock for a purchase price of less than the greater of book or market value. Chindex has obtained stockholder approval for the

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transaction,  in accordance with the rules and regulations promulgated under the
Securities and Exchange Act of 1934, which approval will become effective 21 days after Chindex mails an information statement to its stockholders disclosing that it has obtained stockholder approval for the private placement. In order to comply with Rule 4350(i)(1)(D)(ii), the private placement will be completed in two closings. In the first closing, Chindex will issue 600,000 shares of common stock and warrants to purchase 120,000 shares of common stock for an aggregate purchase price of $5.4 million. The first closing does not require stockholder approval and is expected to occur on or about March 31, 2004, subject to satisfaction of certain closing conditions. The second closing is expected to occur promptly following the effective date of the stockholder approval described above, which is expected to be no earlier than April 27, 2004. At the second closing, Chindex will issue the remaining 900,000 shares of common stock and warrants to purchase 180,000 shares of common stock for a purchase price of $8.1 million.

Chindex is a leading American company in healthcare in the Greater Chinese marketplace including Hong Kong. It provides representative and distribution services to a number of major multinational companies including Siemens AG (diagnostic color ultrasound scanners under the Acuson and Siemens brand names), Becton-Dickinson (including vascular access, infusion and critical care systems), Johnson & Johnson (clinical chemistry analyzers), and Guidant (interventional cardiology products including stents, balloon catheters and guide wires). Its distribution channels to the retail pharmacy industry in China have been developed through a relationship with a major multinational cosmetics manufacturer. It also provides healthcare services through the operations of its private hospital corporation in China. With twenty-two years of experience, over 600 employees, and operations in the United States, China and Hong Kong, Chindex's strategy is to expand its cross-cultural reach by providing leading edge technologies, quality products and services to Greater China's professional communities. Further company information may be found at Chindex's websites, WWW.CHINDEX.COM and www.unitedfamilyhospitals.com.

THE STATEMENTS IN THIS PRESS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS OR PERFORMANCE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING RISKS ASSOCIATED WITH UNCERTAINTIES PERTAINING TO THE COMPANY'S (I) PERFORMANCE GOALS, INCLUDING SUCCESSFUL CONCLUSION OF EFFORTS TO SECURE GOVERNMENT-BACKED FINANCING ON BEHALF OF CUSTOMERS, (II) FUTURE EVENTS AND EARNINGS, INCLUDING REVENUES FROM THE COMPANY'S DEVELOPMENTAL BUSINESSES SUCH AS HEALTHCARE SERVICES, (III) MARKETS, INCLUDING GROWTH IN DEMAND IN CHINA FOR THE COMPANY'S PRODUCTS AND SERVICES, (IV) PROPOSED NEW OPERATIONS, INCLUDING EXPANSION OF ITS HEALTHCARE SERVICES BUSINESS, AND THE UNCERTAINTY OF FINANCING THEREFORE (V) THE IMPACT OF THE SARS EPIDEMIC, INCLUDING THE RECOVERY OF DELAYED OR REDUCED SALES, (VI) THE TIMING OF THE OPENING OF NEW HOSPITAL FACILITIES, AND
(VII) THE AVAILABILITY OF LOAN FUNDS. ACTUAL RESULTS, EVENTS AND PERFORMANCE MAY DIFFER MATERIALLY. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS TO

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THESE  FORWARD-LOOKING  STATEMENTS  THAT  MAY  BE  MADE  TO  REFLECT  EVENTS  OR
CIRCUMSTANCES   AFTER  THE  DATE  HEREOF  OR  TO  REFLECT  THE   OCCURRENCE   OF
UNANTICIPATED EVENTS.

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